UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2022

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, Raymond Cheung, the Vice President Asia Operations of Bel Fuse Inc. (“Bel” or the “Company”), notified the Company’s board of directors that he will be retiring from his position with the Company effective as of January 1, 2023.  Mr. Cheung originally joined the Company in 1990 and has served as Vice President Asia Operations since 2007.

Kenneth Lai, who has senior management responsibility over the Company's TRP Changping and Bel Power Solutions Gongming China operations, has been appointed to succeed Mr. Cheung as Vice President Asia Operations effective as of January 1, 2023.  Mr. Cheung has agreed to assist in transitioning his role and duties to Mr. Lai during the five-month transition period preceding Mr. Cheung’s retirement date.

Mr. Lai, age 49, originally joined Bel as General Manager of Bel’s TRP facility in connection with the Company’s acquisition of TRP in March 2013 and was subsequently promoted into the same role at Bel’s Power Solutions facility in Gongming. Prior to Bel’s acquisition of TRP, Mr. Lai held various positions of increasing responsibility under TE Connectivity including R&D Manager, Operations Manager, Operations Director and Deputy General Manager, leading up to his appointment as General Manager in 2010. Mr. Lai earned his Bachelor’s degree in Engineering Physics from Hong Kong Polytechnic University, completed a mini-EMBA program by Hong Kong University of Science and Technology, and was a graduate of Bel’s Leadership program in 2020.

In connection with his promotion, Mr. Lai and the Company entered into an offer letter on July 27, 2022, setting forth the terms of Mr. Lai’s employment in his new role commencing in January 2023.  The offer letter provides for (i) a base annual salary of $225,000, (ii) certain additional compensation and benefits (including company-provided auto, housing allowance, medical insurance, benefit plan contributions and PRC tax remittances) estimated at $125,795 additional annual compensation, (iii) a restricted stock award covering 10,000 shares of the Company’s Class B common stock to be awarded in November 2022, and (iv) eligibility for a year-end discretionary bonus to be determined by performance of the Company as a whole in accordance with the Company’s bonus plan.

A copy of the Company’s press release announcing the transition described above is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1   Press Release of Bel Fuse Inc. dated August 1, 2022.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2022	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company, dated August 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).